                                                                   EXHIBIT 99.01

                         DEL GLOBAL TECHNOLOGIES CORP.

                              FOR IMMEDIATE RELEASE

                 DEL GLOBAL TECHNOLOGIES ANNOUNCES REGISTRATION
                    OF COMMON STOCK ISSUABLE UPON EXERCISE OF
                   WARRANTS THAT WERE ISSUED IN SETTLEMENT OF
                        CLASS ACTION SHAREHOLDER LAWSUIT

            VALHALLA, N.Y. - May 7, 2004 -- DEL GLOBAL TECHNOLOGIES CORP. (DGTC)
("Del Global") today  announced that the Securities and Exchange  Commission has declared effective Del Global's  registration  statement on Form S-3 registering the shares of common stock  issuable  upon exercise of warrants that were issued in settlement of Del Global's class action shareholder lawsuit.

            Del Global  Technologies  Corp. is primarily  engaged in the design, manufacture  and  marketing of  cost-effective  medical  imaging and  diagnostic
systems    consisting    of    stationary    and   portable    x-ray    systems,
radiographic/fluoroscopic   systems,  dental  imaging  systems  and  proprietary
high-voltage  power  conversion   subsystems  for  medical  and  other  critical
industrial  applications.  Industrial applications for which Del Global supplies
power   subsystems    include   airport   explosives    detection,    analytical
instrumentation, semiconductor capital equipment and energy exploration.

CONTACT:                                     INVESTOR RELATIONS:
Del Global Technologies Corp.                The Equity Group Inc.
Walter F. Schneider, President               Devin Sullivan (212) 836-9608
   & Chief Executive Officer

Thomas V. Gilboy, Chief Financial Officer    Adam Prior  (212) 836-9606
(914) 686-3600